As filed with the Securities and Exchange Commission on November 12, 2002

Registration No. __________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HIGHLAND CLAN CREATIONS INC
(Exact name of registrant as specified in its Charter)

NEVADA	5810	98 - 0379351
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)
HIGHLAND CLAN CREATIONS CORP. Suite #219 10654 Whyte Avenue Edmonton, Alberta, Canada T6E 2A7 (780) 288-0742 (Address, Zip Code and Telephone Number of Principal Executive Offices)	Garrett Sutton, Esq. Sutton Lawrence LLP 4745 Caughlin Parkway, Ste. 200 Reno, Nevada 89509 (775) 824-0300 (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made under Rule 434, please check the following box. []

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	1,900,000 shares	$0.15	$285,000	$71.25

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

HIGHLAND CLAN CREATIONS CORP.
Shares of Common Stock
No Minimum - 1,900,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 1,900,000 shares of common stock on a best efforts, no minimum, 1,900,000 shares maximum. The offering price is $0.15 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. We will immediately use all money received from the offering and there will be no refunds. The offering will be for a period of no more than 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

We are a development stage company, with no assets, revenue, experience in the proposed line of business, or capital, and our plan of operations is to establish up to two juice-smoothie stores.

Brett McMullin our sole officer and director, will be the only person offering or selling our shares.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 2.

	Price Per Share	Aggregate Offering Price	Maximum Proceeds to Us
Common Stock	$0.15	$285,000	$249,500

There is no minimum number of shares that must be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ______________________.

PROSPECTUS SUMMARY

CORPORATE BACKGROUND

We were incorporated on April 17, 2002 under the laws of the State of Nevada and have never commenced operations, nor have we generated any revenue and are still a development stage corporation. We have no current business. We are a development stage company, with no assets, revenue, experience in the proposed line of business, or capital, and a deficit of $2,024 since our inception. Our plan of operations is to establish up to two juice-smoothie stores. There can be no assurance that our common stock will ever develop a market. Our principal executive offices are located at Suite 219 10654 Whyte Avenue, Edmonton, Alberta, and our telephone number is (780) 288-0742.

THE OFFERING
Common stock offered	Up to 1,900,000 shares
Common stock outstanding after the offering	3,850,000 shares
Use of Proceeds	Working capital, construction of restaurants and advertising
Symbol	None
Risk Factors	The shares of common stock offered involve a high degree of risk and immediate substantial dilution See "Risk Factors" and "Dilution"
Term of offering	90 days from the effectiveness of this Prospectus

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period from inception to August 31, 2002 and the consolidated balance sheet dated August 31, 2002 come from our audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to August 31, 2002 come from our audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that we consider necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended August 31, 2002 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:
August 31, 2002
Assets:	$1,976
Liabilities - Accrued Expenses	$2,000
Total current liabilities	$2,000
Stockholders' Equity: common stock, Par value $.001 Authorized 100,000,000 shares Issued 1,950,000 shares at August 31, 2002	1,950
Additional Paid-In Capital	50
Accumulated Deficit	(2,024)
Total Stockholders' Equity	(24)
Total Liabilities and Stockholders' Equity	$1,976

STATEMENT OF OPERATIONS DATA:
Period April 17, 2002 (inception) through August 31, 2002
Revenues:	$0
General and administrative Expenses	2,024
Net Loss	$(2,024)
Loss per share	$(0.00)

RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in the Prospectus.

  If we do not raise sufficient operating capital, then investor's in this offering may lose their entire investment.

  In order to continue as a going concern, we need operating capital. We have nominal assets and no current operations with which to create operating capital. We are seeking to raise capital through this offering, but, since there is no minimum amount of capital which must be raised in this offering, there can be no assurance that we will be successful in raising operating capital. If we are not able to raise operating capital, we may not be able to put our plan of operations into play, and investors participating in this offering may lose their entire investment.

  We have no experience in the fast juice bar business. This may affect our ability to operate successfully.

  Our management, although familiar with the restaurant business, has never established or managed a fast food restaurant or chain of fast food restaurants before, and has no experience.

  There is no established market for our stock and investors may not be able to sell their shares in the future.

  If we are unsuccessful in developing a market for our stock, then it will be difficult for investors to establish a value for their stock and to eventually sell their shares and recover their investment.

  The juice bar industry is highly competitive.

  The juice bar industry is highly competitive with respect to price, service, location and food quality, and there are many well-established competitors. Certain factors, such as substantial price discounting, increased food, labor and benefits costs and the availability of experienced management and hourly employees may adversely affect the fast food restaurant industry in general and us in particular. We will compete with a large number of national and regional juice bar and smoothie chains, most of which are franchises. Most of the potential competitors which own juice bar chains have financial resources superior to ours, so there can be no assurance that our projected income will not be affected by our competition.

  Our business will be subject to government regulation.

Each of our proposed restaurants will be subject to regulation by federal agencies and to licensing and regulation by provincial and local health, sanitation, safety, fire and other departments. Difficulties or failures in obtaining any required licensing or approval could result in delays or cancellations in the opening of new restaurants.

USE OF PROCEEDS

The estimated proceeds of this offering, before deduction of estimated offering expenses, are $285,000. The following table shows our use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold.

Further, there can be no assurance that any shares will be sold in this offering.

	25%	50%	75%	100%
Construction of prototype restaurant	50,000	75,000	100,000	100,000
Advertising	1,750	25,000	25,000	50,000
Working capital	20,500	42,500	88,750	135,000
Totals	71,250	142,500	213,750	285,000

The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures.

If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses. None of the proceeds are allocated to officer's salaries, or payments to any directors or affiliates.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term Canadian government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future.

PRICE RANGE OF SECURITIES

Our common stock is not listed or quoted at the present time, and there is no present public market for our common stock. There can be no assurance that a public market for our common stock will ever develop.

DILUTION

As of August 31, 2002, our net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,900,000 shares at an offering price of $0.15 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0 to $0.07 per share. This represents an immediate increase in the net tangible book value of $0.07 per share to current shareholders, and immediate dilution of $0.08 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.15
Net tangible book value per share before offering	$0
Increase per share attributable to new investors	$0.07
Net tangible book value per share after offering	$0.07
Dilution per share to new investors	$0.08
Percentage dilution	53%

The following table summarizes, both before the offering and after the offering, assuming the sale of all 1,900,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.

	Number of Shares Purchased	Total Consideration Paid	Percentage of Shares Purchased	Percentage of Total Consideration	Average Price Per Share

Existing Investors	1,950,000	$1,950	50.6%	.7%	$0.001
New Investors	1,900,000	$285,000	49.4%	99.3%	$0.15

The following table shows the estimated dilution if only 25% of gross proceeds of this offering are received. As of August 31, 2002, our net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 475,000 shares at an offering price of $0.15 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0 to $0.03 per share. This represents an immediate increase in the net tangible book value of $0.03 per share to current shareholders, and immediate dilution of $0.12 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock $ 0.15

Net tangible book value per share before offering $ 0

Increase per share attributable to new investors $ 0.03

Net tangible book value per share after offering $ 0.03

Dilution per share to new investors              $ 0.12

Percentage dilution                                  80%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 475,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.

	Number of Shares Purchased	Total Consideration Paid	Percentage of Shares Purchased	Percentage of Total Consideration	Average Price Per Share
Existing Investors	1,950,000	$1,950	80.41%	2.7%	$.001
New Investors	475,000	$71,250	19.59%	97.3%	$0.15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our Consolidated Financial Statements, including the Notes, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

We were incorporated on April 17, 2002 under the laws of the State of Nevada and have never commenced operations, nor have we generated any revenue and are still a development stage corporation. We have no current business. We are a development stage company, with no assets, revenue, experience in the proposed line of business, or capital, and a deficit of $2,024 since our inception. Our plan of operations is to establish up to two juice-smoothie stores in Edmonton, Alberta. There can be no assurance that our common stock will ever develop a market. Our principal executive offices are located at Suite 219 10654 Whyte Avenue, Edmonton, Alberta, and our telephone number is (780) 288-0742.

PLAN OF OPERATIONS-IN GENERAL

We presently have no cash with which to satisfy any future cash requirements. We will need a minimum of $75,000 from this offering to satisfy our cash requirements for the next 12 months. With this minimum capital, we intend to establish our first prototype fast food restaurant, using the Highland theme. We will not be able to operate if we do not obtain adequate equity financing. If we do not receive the minimum financing required to put our business plan into operation, we will first seek to obtain a market for our common stock, and then attempt to raise the minimum capital required through private placements of our common stock or borrowing from our principals. We will also delay the commencement of operations until sufficient capital has been raised. We have no current material commitments. We depend upon capital to be derived from this offering and future financing activities such as subsequent offerings of our stock. There can be no assurance that we will be successful in raising the capital we require. Management believes that, if this offering and the subsequent private placements are successful, we will be able to generate revenue from juice and smoothie sales and achieve liquidity within the next twelve months, and estimate that this liquidity will continue, unless it goes over budget in development of new juice bar locations.

We anticipate that the cost of development of a prototype juicebar will be at least $50,000, and intend to develop at least two prototype stores, at an expected cost of $100,000. We do not expect any additional research and development of any products, nor do we expect to incur any research and development costs. We do not expect the purchase of plant or any significant equipment, except for the initial purchase of juicers, refrigerators and blenders for the prototype stores, and we do anticipate hiring at least 5 minimum wage employees and two full-time managers to run the prototype stores. We have generated no revenue since our inception.

We are still considered to be a development stage company, with no significant revenue, and are dependent upon the raising of capital through placement of our common stock. There can be no assurance that we will be successful in raising the capital we require through the sale of our common stock.

BUSINESS

In General

We have no current operations at the present time. Our business plan is to establish up to two juice stores, featuring the popular "smoothie" or blended fruit drinks, with an emphasis on good health and fast service. We initially plan to locate the juice stores in Edmonton, Alberta. If the Edmonton stores are successful, we hope to locate stores in the cities of Vancouver, Toronto and Calgary. The proceeds of this offering will only be used for the Edmonton stores. The stores will be located in areas of the city which have high street pedestrian traffic, as opposed to malls and shopping centres. The size of each store will be approximately 600 to 1,000 square feet, and will have a counter, seating area, small kitchen area with cash register, juicer, refrigerator/freezer, and blenders. We intend to compete against other juice store chains by establishing name recognition and providing better than average customer service. We have no proprietary formulas for our juice drinks. They will consist of a combination of fresh fruit, juices, non fat yogurt, and sherbets, and there are no secret recipes. The core of our business will be our smoothies, but we will also sell health snacks, such as high protein health food bars. Our plan of operations includes the intention to offer quality products with high perceived value; fast and friendly customer service; to develop a strong brand image and to target an attractive demographic segment of adults, ages 20 through 50. All of these operations are planned operations at the present time, as we have no actual business, other than the formation of our business plan and this offering.

Juice Store Operations.

All of the planned operations described in this Prospectus depend on our raising a sufficient amount of capital to dedicate financial resources to each element of our business plan. There can be no assurance that any capital at all will be raised from this offering, but if significant capital is raised, resources will be devoted to ensure that each of our restaurants which we plan to develop will offer the highest quality food and service. Emphasis will be placed on delivering quality ingredients to each restaurant, that restaurant food production systems will be continuously developed and improved, and all employees will be dedicated to delivering consistently high quality food and service. We will standardize the specifications for the preparation and service of our food, the conduct and appearance of our employees, and the maintenance and repair of our premises. Each Highland restaurant will be operated by a company-employed manager who normally will receive a minimum of three weeks of management training, which will include "classroom" training.

The restaurant manager will be responsible for the operation of the restaurants, including product quality, food handling safety, cleanliness, service, inventory, cash control and the conduct and appearance of employees. We will establish a performance bonus system to award managers at all levels with bonus compensation based on profit achievement. We will employ a point of sale computerized reporting and cash register system for our restaurants, which provides points of sale transaction data and accumulates marketing information. Sales data will be collected and analyzed by management.

Planned advertising and promotion.

As part of our plan of operations, which is dependent upon the raising of sufficient capital, we plan to engage in a marketing program, both before and after the opening of each restaurant location, and on an ongoing basis, to build the brand name, "Highland." We will emphasize local, low cost advertising on cable television and radio in the Edmonton area. This will be combined with a direct mail campaign in the area.

Properties.

We do not lease or own any real property. Our office space is an office sharing arrangement being provided as an accommodation to us by a business associate of Ms. McMullen where we can receive mail and perform other minimal corporate functions. This arrangement provides us with the office space necessary to take care of necessary paper work and telephone, fax and mailing facilities. When we commence operations of our restaurants, it will be necessary for us to seek appropriate individual office space. Management believes suitable office space will be available when it is needed. Suitable office space will include 600 square feet of space with necessary telephone and Internet hook-ups. We have a website at the address www.highlandsmoothies.com. We own the Internet domain names www.highlandsmoothies.biz and www.highlandsmoothies.com.

Employees.

As of September 30, 2002, we have no employees. Brett McMullin, our President, Secretary, Treasurer and Director devotes approximately 20 hours per week to company activities. We have no written employment contracts.

Competition.

The juice bar industry is highly competitive with respect to price, service, location and food quality, and there are many well-established competitors. Certain factors, such as substantial price discounting, increased food, labor and benefits costs and the availability of experienced management and hourly employees may adversely affect the fast food restaurant industry in general and us in particular. We will compete with a large number of national and regional juice bar and smoothie chains, most of which are franchises. Most of the potential competitors which own juice bar chains have financial resources superior to ours, so there can be no assurance that our projected income will not be affected by our competition. We expect this competition to increase. Companies such as Jugo Juice Company are expected to be competitors of Highland.

Government Regulation.

Each Highland restaurant will be subject to regulation by federal agencies and to licensing and regulation by provincial and local health, sanitation, safety, fire and other departments. Difficulties or failures in obtaining any required licensing or approval could result in delays or cancellations in the opening of new restaurants. For example, we will apply for permits for leasehold improvements for each Highland store, which usually take approximately 30 days. In addition, we will apply for a permit with the local health department, a process which usually takes from 10-14 days. The steps to obtain licensing for each store are as follows: First, we must lease the store location, then apply for a business license. This will be done within one week after the lease is signed. We expect to be granted the business license immediately upon application and payment of the license fee. We will next apply for permits for our leasehold improvements, which should take approximately one month to be approved, after which time we will construct the improvements, which construction should take approximately two months. Then we will apply for a health permit. This requires an inspection of our facilities, which we estimate will take approximately 14 days.

We will also be subject to the employment standards act of the province of Alberta and various other provincial laws governing such matters as minimum wages, overtime and other working conditions. The majority of our employees will be paid at rates related to the provincial minimum wage and increases in the minimum wage will increase our labor costs.

We will be subject to certain guidelines, codes and regulations which require restaurants to provide full and equal access to persons with physical disabilities. We will also be subject to various evolving federal, provincial and local environmental laws governing, among other things emissions to the air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of hazardous and no-hazardous substances and wastes.

FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements. Our expectation of results and other forward-looking statements contained in this Prospectus involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

THE PRODUCTS

We intend to offer fresh juice and blended "smoothie" fruit drinks, as well as health conscious snacks. We will offer six vitamin supplements, one of which will be offered free with each smoothie. These vitamin supplements may include the following:

Total: 100% of the daily recommended allowance of 20 vitamins and minerals

Energy: With ginseng and gingko biloba

Protein: With soy protein

Defense: With echinacea, vitamin C and antioxidants

Fiber: A blend of oat bran, rice bran and wheat bran for digestive tract health

Iron: With calcium, iron, folic acid and B vitamins

Fat burner: Cromium Picolinate

Fresh Juices

We intend to offer fresh squeezed orange juice, lemonade, carrot juice, and a special detoxification complex of beet, carrot, celery, and cucumber juice.

Smoothies

We will offer combinations of freshly blended strawberries, bananas, blueberries, peaches, raspberries, mangoes, and oranges, blended with orange, peach, apple, and/or cranberry juice, in different combinations, or made to order by the customer.

Concentrates

We may also acquire juice concentrates from a company such as Juice Bar Solutions of Novato, California. The juice concentrate would be used in combination with our fresh juice products.

LEGAL PROCEEDINGS

We are not subject to any pending litigation, legal proceedings or claims.

MANAGEMENT

Executive Officers, Key Employees and Directors

The members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

Our current executive officers, key employees and directors are:

Name	Age	Position

Brett McMullin	24	President, Secretary, Treasurer and Director

Brett McMullin is our the current President, Secretary, Treasurer and Director and has been since our inception. For the past three years, she has been involved in the business of marketing and sales at Mackenzie Financial Group. Ms. McMullin is currently completing a Bachelor of Arts degree by correspondence from Simon Fraser University, in Burnaby, British Columbia.

EXECUTIVE COMPENSATION

We have made no provisions for cash compensation to our officers and directors. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

EMPLOYMENT AGREEMENTS

We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of our common stock as of September 30, 2002, by (I) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Before Offering	Percent After Offering
Brett McMullin 850 Erin Place Edmonton, AB T5T 1M6	1,950,000	100%	51%

Table is based on current outstanding shares of 1,950,000.

CERTAIN TRANSACTIONS

In connection with our incorporation on April 17, 2002, Brett McMullin was issued 1,950,000 shares of restricted common stock valued at $0.001 per share, for consideration of $1,950 pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Brett McMullin may be deemed to be our promoter. No other persons are known to Management that would be deemed to be promoters.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The following are the all of the material terms that apply to our holders of our common stock:

They have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

They are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

They do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 51% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this Prospectus.

Shares Eligible for Future Sale

Upon completion of this offering, we will have 3,850,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with us), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who maybe deemed our affiliates, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not our affiliates without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for our shares of common stock.

PLAN OF DISTRIBUTION

The shares shall be offered on a self underwritten basis in the State of New York and to qualified investors outside the U.S.

The offering is self underwritten by the Company, which offers the shares directly to investors through our officer Brett McMullin, who will offer the shares by prospectus and sales literature, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

There is no minimum offering, no escrow will be used for this offering, and no funds will be returned to investors. Funds received may used by us in our discretion.

The offering of the shares shall terminate no later than 90 days months after the effectiveness of this Prospectus.

The Company reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

LEGAL MATTERS

The validity of the common stock offered will be passed upon for the Company by Sutton Lawrence LLP, of Reno, Nevada.

EXPERTS

Our Financial Statements for the period from inception to August 31, 2002 included in this Prospectus and elsewhere in the Registration Statement have been audited by Malone & Bailey PLLC, Independent Certified Public Accountants, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

Additional Information

We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended with respect to the securities. This Prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this Prospectus about any contract, agreement or other document are not necessarily complete.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis. The statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to August 31, 2002, immediately follow:

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Highland Clan Creations Corp.
(A Development Stage Company)
Vancouver BC, Canada

We have audited the accompanying balance sheet of Highland Clan Creations Corp. as of August 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the period from April 17, 2002 (Inception) through August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Highland Clan Creations Corp. as of August 31, 2002, and the results of its operations and its cash flows for the period from April 17, 2002 (Inception) through August 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com
September 7, 2002

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
August 31, 2002

2002
ASSETS
Current assets
Cash	$ 1,976
Total current assets	$ 1,976
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$ 2,000
Total current liabilities	2,000
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.001 par value, 100,000,000 shares authorized, 1,950,000 shares issued and outstanding	1,950
Additional paid in capital	50
Deficit accumulated during the development stage	(2,024)
Total Stockholders' Equity (Deficit)	(24)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 1,976

See accompanying summary of accounting policies and notes to financial statements.

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
For the Period From April 17, 2002 (Inception) through August 31, 2002

2002
General and administrative	$ 2,024
Net loss	$ (2,024)
Net loss per share:
Basic and diluted	$ (0.00)
Weighted average shares outstanding:
Basic and diluted	1,950,000

See accompanying summary of accounting policies and notes to financial statements.

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Period from April 17, 2002 (Inception) through August 31, 2002

	Common stock		Additional paid in capital	Deficit accumulated during the development stage	Total
	Shares	Amount
Issuance of common stock for cash	1,950,000	$1,950	$ 50	$ -	$ 2,000
Net loss	-	-	-	(2,024)	(2,024)
Balance, August 31, 2002	1,950,000	$ 1,950	$ 50	$ (2,024)	$ (24)

See accompanying summary of accounting policies and notes to financial statements.

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the Period from April 17, 2002 (Inception) through August 31, 2002

2002
CASH FLOWS FROM OPERATING ACTIVITES:
Net loss	$ (2,024)
Adjustments to reconcile net loss to cash used in operating activities:
Changes in current assets and liabilities:
Accrued expenses	2,000
NET CASH USED IN OPERATING ACTIVITIES	(24)
CASH FLOWS FROM FINANCING ACTIVITES:
Issuance of common stock	2,000
NET INCREASE (DECREASE) IN CASH	1,976
Cash, beg. of period	-
Cash, end of period	$ 1,976

See accompanying summary of accounting policies and notes to financial statements.

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business. Highland Clan Creations Corp. ("Highland") was incorporated in Nevada on April 17, 2002, to establish a chain of juice-smoothie stores.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Accrued expenses consist of unbilled professional expenses.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Highland does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - INCOME TAXES

Highland has not yet realized income as of the date of this report, no provision for income taxes has been made. At August 31, 2002 a deferred tax asset has not been recorded due to Highland's lack of operations to provide income to use the net operating loss carryover of $2,000 that expires in years 2022.

NOTE 3 - COMMON STOCK

At inception, Highland issued 1,950,000 shares of stock to its founding shareholders for cash.

NOTE 4 - RELATED PARTY TRANSACTIONS

Highland neither owns nor leases any real or personal property. An officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to this Prospectus.

  Article XI of the Bylaws of the company, filed as Exhibit 3.2 to this Prospectus.

  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Federal Taxes State Taxes Blue Sky Fees/Expenses Transfer Agent Fees Miscellaneous Expense	$ 100.00 1,000 4,000.00 25,000.00 0.00 0.00 3,000.00 2,000.00 400.00
TOTAL	$35,500.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Brett R. McMullin 850 Erin Place Edmonton, Alberta T5T 1M6	August 29, 2002	1,950,000	Cash of $1,950

We issued the foregoing restricted shares of common stock to Ms. McMullin under Section 4(2) of the Securities Act of 1933. Ms. McMullin is a sophisticated investor, is an officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate.
5.1	Opinion of Sutton Lawrence LLP, regarding the legality of the Securities being registered.
23.1	Consent of Malone & Bailey PLLC, Certified Public Accountants.
23.2	Consent of Sutton Lawrence LLP (included in Exhibit 5.1)
99.1	Subscription Agreement.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edmonton, Canada on this 12th day of November, 2002.

HIGHLAND CLAN CREATIONS CORP.

BY: /s/ Brett R. McMullin
Brett R. McMullin
President, Treasurer, Secretary and a
member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Brett McMullin, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Brett R. McMullin Brett R. McMullin	President, Treasurer, Secretary, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and member of Board of Directors	November 12, 2002